EXHIBIT 99.1

International Aluminum Corporation Announces

Dividend Declaration

MONTEREY PARK, Calif., February 21, 2007:  International Aluminum Corporation (NYSE: IAL) today reported that its Board of Directors has declared a regular quarterly cash dividend of $.30 per share payable April 10, 2007 to shareholders of record as of March 20, 2007.

Contact:

Ronald L. Rudy, President  (323) 264-1670